Exhibit 99.7

NOTICE OF IMPORTANT TAX INFORMATION

Under United States federal income tax law, the sale of rights may be subject to backup withholding and information reporting. Each holder of rights who is a U.S. person (which term includes a resident alien) and who sells rights through the Subscription Agent is required to provide the Subscription Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below.

THE FOLLOWING DISCUSSION APPLIES ONLY TO HOLDERS OF RIGHTS WHO SELL THEIR RIGHTS THROUGH THE SUBSCRIPTION AGENT.

Certain holders (including, among others, certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual holder to qualify as an exempt recipient, that holder must submit a properly completed Form W-8BEN (instead of a Substitute Form W-9), signed under the penalties of perjury, attesting to such holder’s foreign status. Such Form W-8BEN may be obtained from the Subscription Agent. Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Holders are urged to consult their tax advisers to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, the Subscription Agent will be required to withhold an amount (currently at a 28% rate) of any “reportable payments” made to the holder of rights. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service (“IRS”).

If the record owner is an individual, the TIN is generally the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS and will be subject to backup withholding.

If you do not have a TIN, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” (the “Guidelines”) for instructions on applying for a TIN, write “Applied For” in the space for the TIN in part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Note: writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

SHAREHOLDER MUST COMPLETE SUBSTITUTE W-9 BELOW

PAYER’S NAME: American Stock Transfer and Trust Company, LLC

Part I: Taxpayer Identification — For All Accounts

SUBSTITUTE FORM W-9 Department of Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	Enter your taxpayer identification number in the appropriate set of boxes to the right. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If awaiting a TIN, write “Applied For” in the space at the right and complete the Certificate of Awaiting Taxpayer Identification Number below. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.	Social Security Number
				-	-

		OR	(If awaiting a TIN) OR Employer Identification Number
	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.		-

PAYEE’S Name:

PAYEE’s Address:

Check appropriate box:

☐	Individual/Sole Proprietor or single-member LLC

☐	C Corporation ☐ S Corporation

☐	Partnership ☐ Trust/estate

☐	Limited liability company. Enter tax classification (C = C corporation, S = S corporation, P = partnership):

Note:	For a single-member LLC that is disregarded, do not check LLC; check the appropriate box for the tax classification of the single member.

☐	Other (specify)

Part II: For Payees Exempt From Backup Withholdings, see enclosed Guidelines

Exempt payee code (if any):

Exemption from FATCA reporting code (if any):	(Applies to accounts maintained outside the U.S.)

FATCA Reporting Code Instructions—Refer to “Exemption from FATCA reporting code” in the enclosed Guidelines.

Part III: Certification

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me; and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (defined in the Guidelines below); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

YOU MUST COMPLETE THE CERTIFICATE ON THE FOLLOWING PAGE IF YOU WROTE

“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all payments made to me pursuant to this Offer to Purchase shall be retained until I provide a Taxpayer Identification Number to the Payer and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature:	Date:

Name (Printed):	Address:

NOTE: Failure to complete and return this form may result in backup withholding of any payments made to you pursuant to this Offer. Please review the enclosed Guidelines for additional details.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Purpose of the Form

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct.

How to Obtain a TIN

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number. These forms can also be obtained from the IRS’s website (http://irs.gov/formspubs/index.html).

Guidelines For Determining the Proper Identification Number to Give the Payer. Social Security Numbers (“SSNs “) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs “) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “section” references are to Treasury regulations under the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:		Give the NAME and SOCIAL SECURITY NUMBER of—	For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION NUMBER of—
1.	Individual	The individual	7.	Disregarded entity not owned by an individual	The owner

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	8.	A valid trust, estate, or pension trust	Legal entity(4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	10.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	b. The so-called trust account that is not a legal or valid trust under State law	The actual owner(1)	11.	Partnership or multi-member LLC	The partnership or LLC

5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)	12.	A broker or registered nominee	The broker or nominee

6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (See regulation Section 1.671-4(b)(2)(i)(A))	The grantor*	13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

			14.	Grantor trust filing under Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (See regulation Section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “doing business as” name on the “Business Name/disregarded entity” name line. You may use either your SSN or EIN (if you have one) but the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the Taxpayer Identification Number of the personal representative or trustee unless the legal entity itself is not designated in the account title). Also see special rules for partnerships.
*	Grantor also must provide a Form W-9 to trustee or trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all payments include the following:

1.	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

4.	A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

5.	A corporation.

6.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

7.	A futures commission merchant registered with the Commodity Futures Trading Commission.

8.	A real estate investment trust.

9.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

10.	A common trust fund operated by a bank under section 584(a) of the Code.

11.	A financial institution.

12.	A middleman known in the investment community as a nominee or custodian.

13.	A trust exempt from tax under section 664 or described in section 4947 of the Code.

The chart below shows three of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for...	THEN the payment is currently exempt for...

Interest and dividend payments	All exempt recipients except for 7

Broker transactions	Exempt recipients 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4

Payments over $600 required to be reported and direct sales over $5,000. (See IRS form 1099-MISC, and its instructions.)	Generally, exempt payees 1 through 5.

Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Penalties

(1)	Penalty for Failure to Furnish Taxpayer Identification Number —If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding —If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information —Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Privacy Act Notice

Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold taxable interest at the rate established pursuant to Section 3406, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.